Exhibit 99.1

Worksport Investing in Increased Manufacturing Capacity to meet Anticipated Demand Surge

TORONTO – March 2nd, 2021 — Worksport Ltd (OTC: WKSP) (or the “Company”) is updating its shareholders regarding its strategic manufacturing investments. The company is in final phases of discussions with a few very-high-value strategic partners – Tier-1 and Tier-2 OEM manufacturing power houses in Canada – to expand its manufacturing into North American state-of-the-art facilities with 20,000 - 50,000 sq. ft. of operating space. These discussions involve logistics for the best & most effective ways to support the growth of Worksport.

One of the most important operational facets is ensuring scalability in Worksport’s manufacturing processes. The chosen factory will be able to support Worksport’s forthcoming rapid operational acceleration which is vital as the Company grows with an expanding and maturing footprint. “This also means that the Company will have more control over capital expenses, greatly reducing risks of overextending its financials during periods of intense demand as we forge ahead in major-player Automotive, Freight & Transport, Marine, and Rail ecosystems,” said Worksport CEO Steven Rossi. And elaborating on the facility requirements, Mr. Rossi adds, “Worksport is only considering factory candidates that offer the highest quality infrastructure, conducive for hosting Company-specific systems so as to avoid risks of any major inadequacies.”

With its recent U.S.-based Private Label customer growth, these manufacturing investments are sure to help Worksport exceed those customer expectations relating to quality, efficacy, and reliability of work, all conducive to overall customer satisfaction.

It is also worth noting that as the Company finalizes plans to set the playing field for a powerful manufacturing presence in North America, their optimized Design-for-Manufacturing (DFM) processes will provide capabilities to utilize Just-in-Time (JIT) manufacturing methods for producing products and fulfilling orders on-demand, while also ensuring the highest level of quality assurance.

To stay up-to-date on all the latest Worksport news… investors, shareholders, and supporters are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com. Worksport will continue to update investors, shareholders, and supporters to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. and consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

Connect with Worksport:

LinkedIn

Facebook

Twitter

Instagram

For further information please contact:

Mr. Steven Rossi

CEO & Director

LinkedIn

Twitter

Worksport Ltd

T: 1-888-554-8789

E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Worksport™ operations or to the environment in which it operates, which are based on Worksport™ operations, estimates, forecasts and projections. These statements are not guarantees of future Company performance and may involve risks and uncertainties that are difficult to predict, and/or are beyond Worksport’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Worksport™ disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.